UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2011

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52213	33-0963637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Wheat Lane, Wood Dale, IL		60191
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 26, 2011, in connection with the appointment of a new independent director to the Board of Directors (the “Board”) of Power Solutions International, Inc. (the “Company”) as described below, Mr. Thomas J. Somodi, the Chief Operating Officer and Chief Financial Officer of the Company and then a member of the Board, delivered to the Board his resignation from the Board, effective immediately. At a meeting of the Board on October 26, 2011 (the “Board Meeting”), the Board accepted Mr. Somodi’s resignation from the Board effective immediately. Following Mr. Somodi’s resignation from the Board, Mr. Somodi continues to serve as the Company’s Chief Operating Officer and Chief Financial Officer. Mr. Somodi’s decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

At the Board Meeting, on October 26, 2011, the Board elected Mr. Jay J. Hansen to serve as a member of the Board and fill the vacancy on the Board resulting from Mr. Somodi’s resignation therefrom, effective immediately, with a term expiring at the Company’s next annual meeting of stockholders (the Company’s 2011 annual meeting of stockholders). Mr. Hansen, age 48, is the co-founder of O2 Investment Partners, LLC, a private equity investment group focusing on small and middle market manufacturing, niche distribution, select service and technology businesses, and has served as the President of O2 Investment Partners, LLC since 2010. Prior to forming O2 Investment Partners, LLC, Mr. Hansen provided consulting services in the financial and manufacturing industries. From May 2003 through February 2006, Mr. Hansen served as the Vice President and Chief Financial Officer, and in 2006 he served as the Chief Operating Officer, of Noble International, Ltd., a supplier of automotive parts, component assemblies and value-added services to the automotive industry. Mr. Hansen holds a Bachelor of Science degree in Economics from the Wharton School at the University of Pennsylvania. Since 2005, Mr. Hansen has served as a member of the board of directors, and as the chairman of the audit committee thereof, of Flagstar Bancorp, a publicly held savings and loan holding company.

As of the date of this Current Report on Form 8-K, the Board does not have any standing committees; accordingly, Mr. Hansen has not been named to serve on any such committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Solutions International, Inc.

Date: November 1, 2011	By:	/s/ Thomas J. Somodi
Name: Thomas J. Somodi
Title: Chief Operating Officer and Chief Financial Officer